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                                 AMENDED AND RESTATED

                               STOCK PURCHASE AGREEMENT




                               DATED AS OF JULY 1, 1995

                                        AMONG

                               UNITED AUTO GROUP, INC.,

                              LANDERS AUTO SALES, INC.,

                                    STEVE LANDERS,

                                     JOHN LANDERS

                                         AND

                                     BOB LANDERS

                                   TABLE OF CONTENTS


                                                                        Page
                                                                        ----

                                      ARTICLE 1

                             PURCHASE AND SALE OF SHARES

    1.1  Purchase and Sale of the Shares...............................  2
    1.2  Net Worth Adjustment..........................................  4
    1.3  Additional Payments...........................................  6
    1.4  Contingent Payment............................................  8
    1.5  Two-Year Payment..............................................  9

                                      ARTICLE 2

                            REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE STOCKHOLDERS

    2.1  Organization and Good Standing................................ 10
    2.2  Subsidiaries.................................................. 11
    2.3  Capitalization................................................ 11
    2.4  Authority; Approvals and Consents............................. 11
    2.5  Financial Statements.......................................... 13
    2.6  Absence of Undisclosed Liabilities............................ 14
    2.7  Absence of Material Adverse Effect; Conduct
         of Business................................................... 14
    2.8  Taxes......................................................... 15
    2.9  Legal Matters................................................. 16
    2.10 Property...................................................... 17
    2.11 Environmental Matters......................................... 18
    2.12 Inventories................................................... 21
    2.13 Accounts Receivable........................................... 21
    2.14 Insurance..................................................... 21
    2.15 Contracts; Etc................................................ 22
    2.16 Labor Relations............................................... 22
    2.17 Employee Benefit Plans........................................ 23
    2.18 Other Benefit and Compensation Plans or
         Arrangements.................................................. 26
    2.19 Transactions with Insiders.................................... 27
    2.20 Propriety of Past Payments.................................... 28
    2.21 Interest in Competitors....................................... 28
    2.22 Brokers....................................................... 29
    2.23 Accounts...................................................... 29
    2.24 Net Worth of the Companies.................................... 29
    2.25 Disclosure.................................................... 29



                                         (i)

                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES
                                 OF THE STOCKHOLDERS

                                                                        Page
                                                                        ----

    3.1  Ownership of Shares; Title.................................... 29
    3.2  Authority..................................................... 30

                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES
                                        OF UAG

    4.1  Organization and Good Standing................................ 30
    4.2  Subsidiaries.................................................. 31
    4.3  Capitalization................................................ 32
    4.4  Authority; Approvals and Consents............................. 32
    4.5  Financial Statements.......................................... 33
    4.6  Absence of Undisclosed Liabilities............................ 34
    4.7  Absence of Material Adverse Effect; Conduct
         of Business................................................... 34
    4.8  Taxes......................................................... 35
    4.9  Legal Matters................................................. 36
    4.10 Property...................................................... 37
    4.11 Environmental Matters......................................... 37
    4.12 Inventories................................................... 39
    4.13 Accounts Receivable........................................... 40
    4.14 Insurance..................................................... 40
    4.15 Contracts; Etc................................................ 40
    4.16 Labor Relations............................................... 41
    4.17 Employee Benefit Plans........................................ 42
    4.18 Other Benefit and Compensation Plans or
         Arrangements.................................................. 42
    4.19 Transactions with Insiders.................................... 42
    4.20 Propriety of Past Payments.................................... 43
    4.21 Brokers....................................................... 43
    4.22 Acquisition of the Shares for Investment...................... 43
    4.23 Disclosure.................................................... 43

                                      ARTICLE 5

                         COVENANTS AND ADDITIONAL AGREEMENTS

    5.1  Access; Confidentiality....................................... 44
    5.2  Furnishing Information; Announcements......................... 44
    5.3  Antitrust Improvements Act Compliance......................... 45
    5.4  Certain Changes and Conduct of Business....................... 45


                                         (ii)

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                                                                        Page
                                                                        ----

    5.5  Contribution or Loan; No Intercompany Payables
         or Receivables................................................ 48
    5.6  Negotiations.................................................. 49
    5.7  Consents; Cooperation......................................... 49
    5.8  Additional Agreements......................................... 50
    5.9  Interim Financial Statements.................................. 50
    5.10 Notification of Certain Matters............................... 50
    5.11 Additional Capital Contributions.............................. 51
    5.12 Purchase of Chevrolet Dealership.............................. 51
    5.13 Observer Rights............................................... 52
    5.14 Release of Guarantees......................................... 52
    5.15 Key Man Life Insurance........................................ 52
    5.16 Assurance by the Stockholders................................. 52

                                      ARTICLE 6

                            CONDITIONS TO THE OBLIGATIONS
                             OF UAG TO EFFECT THE CLOSING

    6.1  Representations and Warranties; Agreements;
         Covenants..................................................... 53
    6.2  Authorization; Consents....................................... 53
    6.3  Opinions of the Company's and the Stockholders'
         Counsel....................................................... 53
    6.4  Absence of Litigation......................................... 54
    6.5  No Material Adverse Effect.................................... 54
    6.6  Working Capital Requirements.................................. 54
    6.7  Completion of Due Diligence................................... 55
    6.8  Employment Agreements......................................... 55
    6.9  Leases........................................................ 55
    6.10 Shareholders Agreement........................................ 55
    6.11 Registration Rights Agreement................................. 55
    6.12 Board Approval................................................ 55
    6.13 Certificates.................................................. 55
    6.14 Legal Matters................................................. 55

                                      ARTICLE 7

                           CONDITIONS TO THE OBLIGATIONS OF
                        THE STOCKHOLDERS TO EFFECT THE CLOSING

    7.1  Representations and Warranties; Agreements.................... 56
    7.2  Authorization of the Agreement, Consents...................... 56
    7.3  Opinions of UAG's Counsel..................................... 56
    7.4  Absence of Litigation......................................... 57
    7.5  Employment Agreement.......................................... 57
    7.6  Leases........................................................ 57


                                        (iii)

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                                                                        Page
                                                                        ----

    7.7  Shareholders Agreement........................................ 57
    7.8  Registration Rights Agreement................................. 57
    7.9  Certificates.................................................. 57
    7.10 Legal Matters................................................. 57

                                      ARTICLE 8

                                     TERMINATION

    8.1  Termination................................................... 58
    8.2  Effect of Termination......................................... 59

                                      ARTICLE 9

                                   INDEMNIFICATION

    9.1  Indemnification by the Stockholders........................... 59
    9.2  Indemnification by UAG........................................ 59
    9.3  Procedures.................................................... 60
    9.5  Offset........................................................ 62
    9.6  Remedies...................................................... 63
    9.7  Definitions................................................... 63
    9.8  Indemnifying Stockholders..................................... 63

                                      ARTICLE 10

                                    MISCELLANEOUS

    10.1 Survival of Provisions........................................ 64
    10.2 Fees and Expenses............................................. 64
    10.3 Headings...................................................... 65
    10.4 Notices....................................................... 65
    10.5 Assignment.................................................... 67
    10.6 Entire Agreement.............................................. 67
    10.7 Waiver and Amendments......................................... 67
    10.8 Counterparts.................................................. 68
    10.9 GOVERNING LAW................................................. 68
    10.10 Accounting Terms............................................. 68
    10.11 Certain Definitions.......................................... 68
    10.12 Schedules.................................................... 69
    10.13 Severability................................................. 69
    10.14 Remedies..................................................... 69
    10.15 The Company.................................................. 69


                                        (iv)

                                         SCHEDULES
                                         ---------

Schedule 1.2(a)                   Accounting Principles
Schedule 2.1                      Company Foreign Qualifications and
                                    Assumed Names
Schedule 2.3                      Company Capitalization
Schedule 2.4                      Company Agreement Conflicts
Schedule 2.5                      Company Financial Statements
Schedule 2.6                      Company Liabilities
Schedule 2.7(a)                   Company Material Adverse Effects
Schedule 2.7(b)                   Company Conduct of Business
Schedule 2.8                      Company Taxes
Schedule 2.9(a)                   Company Litigation
Schedule 2.9(b)                   Company Compliance with Legal
                                    Requirements and Permits
Schedule 2.10                     Company Real Property
Schedule 2.11(a)                  Company Environmental Compliance
Schedule 2.11(c)                  Company Environmental Matters
Schedule 2.11(d)                  Company Environmental Substances
Schedule 2.11(e)                  Company Environmental Litigation
Schedule 2.14                     Company Insurance Policies
Schedule 2.15                     Company Agreements
Schedule 2.16(b)                  Company Employment and Labor Agreements
Schedule 2.16(c)                  Company Labor Matters
Schedule 2.17(a)                  Company ERISA Plans
Schedule 2.17(b)                  Company Multiemployer Plans
Schedule 2.17(e)                  Company Pension Benefit Plans
Schedule 2.17(g)                  Company Multiemployer Plan Withdrawal
                                    Liability Amounts
Schedule 2.17(h)                  Company Welfare Benefit Plan Liability
                                    Amounts
Schedule 2.18(a)                  Company Compensation Commitments
Schedule 2.19                     Company Transactions with Insiders
Schedule 2.20                     Company Past Payments
Schedule 2.23                     Company Bank Accounts
Schedule 4.1                      UAG Foreign Qualifications and
                                    Assumed Names
Schedule 4.2                      UAG Subsidiaries
Schedule 4.3                      UAG Capitalization
Schedule 4.4                      UAG Agreement Conflicts
Schedule 4.5                      UAG Financial Statements
Schedule 4.6                      UAG Liabilities
Schedule 4.7(a)                   UAG Material Adverse Effects
Schedule 4.7(b)                   UAG Conduct of Business
Schedule 4.8                      UAG Taxes
Schedule 4.9(a)                   UAG Litigation
Schedule 4.9(b)                   UAG Compliance with Legal
                                    Requirements and Permits
Schedule 4.11(a)                  UAG Environmental Compliance
Schedule 4.11(c)                  UAG Environmental Matters


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Schedule 4.11(d)                  UAG Environmental Substances
Schedule 4.11(e)                  UAG Environmental Litigation
Schedule 4.15                     UAG Agreements
Schedule 4.16(b)                  UAG Labor Matters
Schedule 4.17                     UAG ERISA Plans
Schedule 4.18(a)                  UAG Compensation Commitments
Schedule 4.19                     UAG Transactions with Insiders
Schedule 4.20                     UAG Past Payments
Schedule 5.14                     Stockholder Personal Guarantees
Schedule 6.6                      Minimum Working Capital Amount


Exhibit A   --                    Form of UAG Note I
Exhibit A-1 --                    Form of UAG Note II
Exhibit A-2 --                    Form of Working Capital Note
Exhibit B   --                    Form of UAG Guaranty
Exhibit C   --                    Form of Steve Landers Employment Agreement
Exhibit D   --                    Form of John Landers Employment Agreement
Exhibit E   --                    Form of Lease
Exhibit F   --                    Form of Shareholders Agreement
Exhibit G   --                    Form of Registration Rights Agreement


                                         (vi)

                                INDEX OF DEFINED TERMS


                                                                            Page
                                                                            ----

Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
accumulated funding deficiency . . . . . . . . . . . . . . . . . . . . . . . 25 cquired Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Acquired Entities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Acquired Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Acquired Entity's Pro Rata Earnings. . . . . . . . . . . . . . . . . . . . . .8
Actual Working Capital Amount. . . . . . . . . . . . . . . . . . . . . . . . 54
Additional Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Additional Payment Deficiency. . . . . . . . . . . . . . . . . . . . . . . . .7
Additional Payment Surplus . . . . . . . . . . . . . . . . . . . . . . . . . .7
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Annual Pre-Tax Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Associate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Base Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Basket . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
best efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Closing Date Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . .4
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Company Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Company Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Company Factory Statement. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Company Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . 13
Compensation Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . 27
complete withdrawal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Contingent Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Contingent Payment Deficiency. . . . . . . . . . . . . . . . . . . . . . . . .9
Contingent Payment Surplus . . . . . . . . . . . . . . . . . . . . . . . .9, 10
Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
Earnings Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Employment and Labor Agreements. . . . . . . . . . . . . . . . . . . . . . . 23
Environmental Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Environmental Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
ERFA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Estimated Additional Payment . . . . . . . . . . . . . . . . . . . . . . . . .7


                                        (vii)

Estimated Closing Date Balance Sheet . . . . . . . . . . . . . . . . . . . . 54
Estimated Contingent Payment . . . . . . . . . . . . . . . . . . . . . . . . .9
Event of Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
Everett Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . .3
Final Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
H-S-R Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . 18, 37
Hazardous substance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
HMTA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Initial Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Insider. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
ISRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
John Landers Employment Agreement. . . . . . . . . . . . . . . . . . . . . . .3
Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Landers Auto . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Landers Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . 60
Landers Payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Landers Third Party Claim. . . . . . . . . . . . . . . . . . . . . . . . . . 59
Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Mass layoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
Minimum Working Capital Amount . . . . . . . . . . . . . . . . . . . . . . . 54
Multi-employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Multiemployer Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Net Worth. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Net Worth Deficiency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
NLRB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Observance Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Observer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
OSHA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
partial withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
PCB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Pension Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
Plant closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
RATFA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
RCRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18


                                        (viii)

Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Registration Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . .4
Relative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Remedial Action. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Reviewed Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Reviewer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Shareholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Special wastes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Spivey Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Steven Landers Employment Agreement. . . . . . . . . . . . . . . . . . . . . .3
Stockholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Supplemental Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Third Party Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Total Pre-Tax Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Two-Year Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Two-Year Payment Deficiency. . . . . . . . . . . . . . . . . . . . . . . . . 10
Two-Year Payment Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . 10
UAG. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
UAG Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
UAG Compensation Commitments . . . . . . . . . . . . . . . . . . . . . . . . 42
UAG Employment and Labor Agreements. . . . . . . . . . . . . . . . . . . . . 41
UAG Environmental Permits. . . . . . . . . . . . . . . . . . . . . . . . . . 37
UAG ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
UAG Event of Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
UAG Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 33
UAG Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
UAG Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
UAG Indemnified Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
UAG Insider. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
UAG Note I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
UAG Note II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
UAG Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
UAG Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
UAG Third Party Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
UAG Working Capital Note . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Ultimate parent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Welfare Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Year 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Year 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Year 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

                                         (ix)

          This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of July 1, 1995, among United Auto Group, Inc., a Delaware corporation ("UAG"), Landers Auto Sales, Inc., an Arkansas corporation (the "Company"), and Steve Landers, John Landers and Bob Landers (each a "Stockholder" and, collectively, the "Stockholders"), amending and restating the Stock Purchase Agreement, dated as of January 30, 1995, among UAG, the Company and the Stockholders.


                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company operates franchise automobile dealerships and related businesses;

         WHEREAS, the Stockholders own all of the issued and outstanding shares of common stock, no par value, of the Company (the "Common Stock"); and

         WHEREAS, UAG desires to purchase 3.33 shares of Common Stock from Bob Landers and 2.335 shares of Common Stock from each of Steve Landers and John Landers (such shares being collectively referred to herein as the "Shares"), and the Stockholders desire to sell the Shares to UAG (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG, Steve Landers and John Landers will own eighty percent (80%), ten percent (10%) and ten percent (10%), respectively, of all of the issued and outstanding shares of Common Stock, on a fully diluted basis;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                       ARTICLE 1

                             PURCHASE AND SALE OF SHARES

         1.1  PURCHASE AND SALE OF THE SHARES.

              (a) PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell to UAG, and UAG shall purchase from the Stockholders, the Shares for an aggregate purchase price (the "Purchase Price") equal to (i) $18,053,000 less the amount of the Earnings Adjustment (as determined in accordance with SECTION 1.1(b) below), if any (the "Base Price") (the Base Price shall be allocated among the Stockholders as they so determine in their sole discretion), which Base Price is subject to adjustment after Closing as provided in SECTION 1.2 below (as adjusted, the "Initial Payment"), (ii) the Additional Payments (if any) made pursuant to
SECTION 1.3 below, (iii) the Contingent Payment (if any) made pursuant to
SECTION 1.4 below, (iv) the Two-Year Payment (if any) made pursuant to SECTION
1.5 below, (v) a promissory note issued by UAG in the principal amount of $3,287,896 bearing interest at the rate of 8% per annum and maturing on the fifth anniversary of the Closing, such promissory note being substantially in the form of EXHIBIT A hereto (the "UAG Note I"), (vi) a promissory note issued by UAG in the principal amount of $726,619 bearing interest at the rate of 8% per annum and maturing on the third anniversary of the Closing, such promissory note being substantially in the form of EXHIBIT A-1 hereto (the "UAG Note II"), and (vii) if UAG so elects in accordance with SECTION 6.6 hereof, a promissory note issued by the Company in the principal amount determined in accordance with
SECTION 6.6 hereof bearing interest at the prime rate set by Citibank, N.A. on the date of such promissory note and maturing on the first anniversary of such date, such promissory note being substantially in the form of EXHIBIT A-2 hereto (the "Working Capital Note"). At the Closing referred to in SECTION 1.1(c) hereof:

                   (i) The Stockholders shall sell, assign, transfer and deliver to UAG the Shares representing 80% of the outstanding Common Stock and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

                   (ii) UAG shall accept and purchase the Shares from the Stockholders and in payment therefor shall deliver to the Stockholders
         (A) immediately available funds in an aggregate amount equal to the Base Price by wire transfer to an account designated in writing by the Stockholders and (B) the UAG Note I and the UAG Note II.

              (b) EARNINGS ADJUSTMENT. In the event that the Annual Pre-Tax Earnings (as defined in SECTION 1.3 hereof) for calendar year 1994 are less than $7,500,000 (before taking into account any year-end tax adjustments), then the "Earnings Adjustment" shall be an amount equal to (A) $7,500,000 less the amount of the Annual Pre-Tax Earnings for calendar year 1994 multiplied by (B) three
(3).

              (c) CLOSING. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, or such other location as the parties shall agree upon, at 10:00 a.m. as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived. The date on which the Closing is to occur is herein referred to as the "Closing Date." The Closing shall be deemed to be effective as of August 1, 1995.

              (d) DELIVERIES AT THE CLOSING. Subject to the conditions set forth in this Agreement, at the Closing:

                   (i) The Stockholders shall deliver to UAG (A) certificates representing the Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by SECTION 1.1(a)(i) hereof, and any other documents that are necessary to transfer to UAG good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Stockholders at or prior to the Closing or otherwise required in connection herewith;

                   (ii) UAG shall pay and deliver to the Stockholders (A) funds as required by SECTION 1.1(a)(ii) hereof, (B) a guaranty substantially in the form of EXHIBIT B hereto (the "UAG Guaranty"),
         (C) the UAG Note I, (D) the UAG Note II, and (E) all opinions, certificates and other instruments and documents required to be delivered by UAG at or prior to the Closing or otherwise required in connection herewith;

                   (iii) The Company shall enter into an Employment Agreement with each of Steve Landers and John Landers (the "Steve Landers Employment Agreement" and the "John Landers Employment Agreement," respectively) substantially in the form of EXHIBIT C and EXHIBIT D hereto, respectively, and Dwight Everett (the "Everett Employment Agreement") containing such terms and conditions as shall be agreed upon by the Company and Dwight Everett.

                   (iv) The Stockholders, UAG and the Company shall enter into leases for the real property used in the business of the Company substantially in the form of EXHIBIT E hereto (collectively, the "Leases");

                   (v) UAG, the Company, Steve Landers and John Landers shall enter into a Shareholders' Agreement substantially in the form of EXHIBIT F hereto (the "Shareholders Agreement"); and

                   (vi) Steve Landers and John Landers shall have become a party to the Registration Rights Agreement among UAG and certain other parties named therein (the "Registration Rights Agreement"), substantially in the form of EXHIBIT G hereto.

         1.2  NET WORTH ADJUSTMENT.

              (a) On or as soon as practicable after the Closing Date, the Stockholders shall deliver to UAG a consolidated balance sheet of the Company dated as of the last day of the month immediately preceding the Closing Date (such balance sheet so delivered is referred to herein as the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in good faith on the same basis and in accordance with the accounting principles, methods and practices used in preparing the Company Financial Statements (as defined in SECTION 2.5 hereof), subject to the modifications, adjustments and exceptions to such accounting principles, methods and practices as shall be agreed upon by UAG and the Stockholders within thirty (30) days (or such other number of days as the parties shall agree upon) of the date hereof and set forth on SCHEDULE 1.2(a) hereto, and shall also include mutually agreed upon procedures to adjust for any earnings and/or distributions of the Company between the date of the Closing Date Balance Sheet and the Closing Date (such accounting principles, methods and practices as so modified and adjusted, and such procedures, are referred to herein as the "Accounting Principles"). In connection with the preparation of the Closing Date Balance Sheet, the Stockholders and the Company shall permit the Reviewer (as defined below) and other representatives of UAG to conduct a physical inventory at each location where inventory is held by the Company. From the results of such inventory and prior to the Closing Date, UAG and the Stockholders (or the respective representatives thereof) will prepare a schedule, which shall be signed by each of UAG and the Stockholders, setting forth the nature and quality of such inventory and such other items as shall be agreed upon by UAG and the Stockholders.

              (b) Within thirty (30) days after delivery of the Closing Date Balance Sheet, (i) Coopers & Lybrand or such other accounting firm (the "Reviewer") selected by UAG shall audit or otherwise review the Closing Date Balance Sheet in such manner as UAG and the Reviewer deem appropriate, and (ii) UAG shall deliver such reviewed balance sheet (the "Reviewed Balance Sheet"), together with the Reviewer's report thereon, to the Stockholders. The Reviewed Balance Sheet (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in SECTION 1.2(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in SECTION 1.2(g)(ii) hereof. UAG and the Reviewer shall have the opportunity to consult with the Stockholders, the Company and each of the accountants and other representatives of the Stockholders and the Company and examine the work papers, schedules and other documents prepared by the Stockholders, the Company and each of such accountants and other representatives during the preparation of the Closing Date Balance Sheet. The Stockholders and the Stockholders' independent public accountants shall have the opportunity to consult with the Reviewer and examine the work papers, schedules and other documents prepared by UAG and the Reviewer during the preparation of the Reviewed Balance Sheet.

              (c) The Stockholders shall have a period of forty five (45) days after delivery of the Reviewed Balance Sheet to present in writing to UAG all objections the Stockholders may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheet shall be deemed accepted and approved by the Stockholders and a supplemental closing (the "Supplemental Closing") shall take place within five (5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by UAG and the Stockholders.

              (d) If the Stockholders shall raise any objection within the 45-day period, UAG and the Stockholders shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

              (e) If such dispute cannot be resolved by UAG and the Stockholders within sixty (60) days after the delivery of the Reviewed Balance Sheet, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholders, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to UAG and the Stockholders and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by UAG and the Stockholders. The fees and expenses of the accounting firm referred to in this SECTION 1.2(e) shall be paid one half by UAG and one half by the Stockholders.

              (f) UAG and the Stockholders agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by UAG and the Stockholders pursuant to SECTION 1.2(e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

              (g) (i) If the Net Worth as shown on the Reviewed Balance Sheet as finally determined through the operation of SECTIONS 1.2(a) THROUGH (e) hereof (such amount being referred to herein as the "Final Net Worth") shall be less than $7,500,000 (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholders shall pay to UAG at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by UAG within two (2) Business Days of the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.).

                   (ii) "Net Worth" computed in connection with the Estimated Closing Date Balance Sheet, the Closing Date Balance Sheet and the Reviewed Balance Sheet shall mean the amount by which the total assets (not including intangible assets) exceed the total liabilities reflected, in each case, on the balance sheet of Company comprising the Closing Date Balance Sheet or the Reviewed Balance Sheet, as the case may be. "Net Worth" shall in no event include the consolidated net earnings of the Company for the period commencing immediately after the date of the Closing Date Balance Sheet and ending on the Closing Date.

         1.3  ADDITIONAL PAYMENTS.

              (a) If the Company, on a combined basis, achieves Annual Pre-Tax Earnings (as defined below) of at least $8,800,000 in any of the three (3) successive twelve (12) month periods beginning on the first day of the calendar month immediately following the Closing Date (such twelve month periods being referred to herein as "Year 1," "Year 2," and "Year 3," respectively), then, in consideration for the sale of the Shares by the Stockholders to UAG, the Company will make an additional payment to the Stockholders in the aggregate amounts set forth below (each such payment being referred to herein as an "Additional Payment"), which Additional Payments shall be allocated among the Stockholders as they so determine in their sole discretion:



                                            Additional Payment
                                              (% of Annual
         Annual Pre-Tax Earnings            Pre-Tax Earnings)
         -----------------------            -----------------
         $ 8,800,000 - $10,799,999                 6%
         $10,800,000 - $11,799,999                 7%
         $11,800,000 - $12,799,999                 8%
         $12,800,000 and over                      9%

              (b) In the event that the Company is required to make an Additional Payment in either Year 1, Year 2 or Year 3, then the Company shall pay to the Stockholders an aggregate amount equal to eighty percent (80%) of UAG's estimate of such Additional Payment (the "Estimated Additional Payment") within thirty (30) days after the completion of such Year. Within sixty (60) days after the completion of the review by the Company's certified public accountants of the financial statements prepared in accordance with SECTION 1.3(c) hereof covering the entire Year for which an Additional Payment must be paid, (i) if the amount of the Additional Payment shall exceed the amount of the Estimated Additional Payment (the amount of any such excess being referred to herein as the "Additional Payment Deficiency"), the Company shall pay to the Stockholders, by wire transfer of immediately available funds to an account designated in writing by the Stockholders, an aggregate amount equal to the Additional Payment Deficiency, and (ii) if the amount of the Additional Payment shall be less than the amount of the Estimated Additional Payment (the amount of any such deficiency being referred to herein as the "Additional Payment Surplus"), the Stockholders shall pay to the Company, by wire transfer of immediately available funds to an account designated in writing by UAG, an aggregate amount equal to the Additional Payment Surplus.

              (c) For purposes of this ARTICLE I, "Annual Pre-Tax Earnings" for each of Year 1, Year 2 and Year 3 shall mean the consolidated net earnings (or losses), before taxes, of the Company, computed in accordance with the Accounting Principles and reflected on financial statements prepared in accordance with the Accounting Principles and reviewed by the certified public accountants of the Company; PROVIDED, HOWEVER, that for purposes of SECTION 1.3 and SECTION 1.4, but not for purposes of SECTION 1.5, Annual Pre-Tax Earnings shall be calculated giving effect in each Year to the consolidated net earnings (or losses) (the "Acquired Earnings") derived from the entity or entities (each, an "Acquired Entity" and, collectively, the "Acquired Entities") acquired pursuant to SECTION 5.11 hereof, provided that (i) if the consideration paid by UAG (or an Affiliate thereof) in the acquisition pursuant to which UAG contributes $5,000,000 exceeds $5,000,000, then the Acquired Earnings included in Annual Pre-Tax Earnings shall be equal to an amount obtained by multiplying the consolidated net earnings (or losses) of the Acquired Entity obtained in such acquisition by a fraction, the numerator of which is equal to $5,000,000 and the denominator of which is equal to the consideration paid in such acquisition, or (ii) if there is more than one acquisition pursuant to SECTION 5.11 hereof within nine (9) months of the Closing Date pursuant to which UAG has contributed an aggregate of $5,000,000, and the total consideration paid by UAG (or an Affiliate thereof) in such acquisitions exceeds $5,000,000, then the Acquired Earnings included in the Annual Pre-Tax Earnings with respect to all of the Acquired Entities shall be an amount equal to the product of (A) the sum of each Acquired Entity's Pro Rata Earnings (as defined below) and (B) a fraction, the numerator of which is equal to $5,000,000 and the denominator of which is equal to the total consideration paid for all of the Acquired Entities. For purposes of this Agreement, the term "Acquired Entity's Pro Rata Earnings" shall mean, with respect to an Acquired Entity, an amount equal to the product of (i) the consolidated net earnings (or losses) of such Acquired Entity and (ii) a fraction, the numerator of which is equal to the consideration paid for such Acquired Entity and the denominator of which is equal to the total consideration paid for all Acquired Entities. Notwithstanding the foregoing, (i) if there is more than one acquisition pursuant to SECTION 5.11 hereof pursuant to which the total consideration paid by UAG (or an Affiliate thereof) exceeds $5,000,000 and (ii) the acquisition in which UAG's aggregate capital contribution equalled $5,000,000 occurred more than nine (9) months after the Closing Date, then UAG and the Stockholders will mutually agree on an appropriate allocation of the Acquired Earnings for purposes of calculating Annual Pre-Tax Earnings in any Year.

         1.4  CONTINGENT PAYMENT.

              (a) If the total of the Annual Pre-Tax Earnings for Year 1, Year 2 and Year 3 (the "Total Pre-Tax Earnings") exceeds $29,400,000, then, in consideration for the sale of the Shares by the Stockholders to UAG, UAG will make an additional payment to the Stockholders in the amount set forth below (such payment being referred to herein as the "Contingent Payment"), which Contingent Payment shall be allocated among the Stockholders as they so determine in their sole discretion:

Total Pre-Tax Earnings (TE)                 Contingent Payment
- --------------------------------     ------------------------------
$29,400,000 - $32,399,999            $1,000,000 + [$2,000,000 x [(TE -
                                     $29,400,000) DIVIDED BY $3,000,000]]

$32,400,000 - $38,399,999            $3,000,000 + [.20 x (TE -
                                     $32,400,000)]

$38,400,000 and over                 $4,200,000 + [.33 x (TE -
                                     $38,400,000)]



              For purposes of illustration: If the Total Pre-Tax Earnings are $30,900,000, then the Contingent Payment would equal $2,000,000 (i.e., $1,000,000 + 50% of $2,000,000); if the Total Pre-Tax Earnings are $32,400,000,
then the Contingent Payment would equal $3,000,000; if the Total Pre-Tax Earnings are $38,400,000, then the Contingent Payment would equal $4,200,000 (i.e., $3,000,000 + 20% of $6,000,000); and if the Total Pre-Tax Earnings are $41,400,000, then the Contingent Payment would equal $5,200,000 (i.e., $4,200,000 + 33% of $3,000,000).

              (b) In the event that UAG is required to make a Contingent Payment, then UAG shall pay to the Stockholders an amount equal to eighty percent (80%) of UAG's estimate of the Contingent Payment (the "Estimated Contingent Payment") within sixty (60) days after the completion of Year 3. Within thirty (30) days after the completion of the review by the Companies' certified public accountants of the financial statements prepared in accordance with SECTION 1.3(c) hereof covering Year 3, (i) if the amount of the Contingent Payment shall exceed the amount of the Estimated Contingent Payment (the amount of any such excess being referred to herein as the "Contingent Payment Deficiency"), UAG shall pay to the Stockholders, by wire transfer of immediately available funds to an account designated in writing by the Stockholders, an amount equal to the Contingent Payment Deficiency, and (ii) if the amount of the Contingent Payment shall be less than the amount of the Estimated Contingent Payment (the amount of any such deficiency being referred to herein as the "Contingent Payment Surplus"), the Stockholders shall pay to UAG, by wire transfer of immediately available funds to an account designated in writing by UAG, an amount equal to the Contingent Payment Surplus.

         1.5  TWO-YEAR PAYMENT.

              (a) If the total of the Annual Pre-Tax Earnings for Year 1 and Year 2 (the "Total Two-Year Pre-Tax Earnings") exceeds $21,600,000, then, in consideration for the sale of the Shares by the Stockholders to UAG, UAG will make an additional payment to the Stockholders equal to $1,000,000 plus an amount, not to exceed $1,000,000, equal to fifty percent (50%) multiplied by the Total Two-Year Pre-Tax Earnings less $21,600,000 (such payment being referred to herein as the "Two-Year Payment"), which Two-Year Payment shall be allocated among the Stockholders as they so determine in their sole discretion. For purposes of illustration: If the Total Pre-Tax Earnings are $21,600,000, then the Two-Year Payment would equal $1,000,000; if the Total Pre-Tax Earnings are $22,600,000, then the Two-Year Payment would equal $1,500,000; if the Total Pre-Tax Earnings are $23,600,000, then the Two-Year Payment would equal $2,000,000; and if the Total Two-Year Pre-Tax Earnings are $24,500,000, then the Two-Year Payment would equal $2,000,000.

              (b)  In the event that UAG is required to make a Two-Year
Payment, then UAG shall pay to the Stockholders an amount equal to eighty percent (80%) of UAG's estimate of the Two-Year Payment (the "Estimated Two-Year Payment") within sixty (60) days after the completion of Year 2. Within thirty
(30) days after the completion of the review by the Companies' certified public accountants of the financial statements prepared in accordance with SECTION 1.3(c) hereof covering Year 2, (i) if the amount of the Two-Year Payment shall exceed the amount of the Estimated Two-Year Payment (the amount of any such excess being referred to herein as the "Two-Year Payment Deficiency"), UAG shall pay to the Stockholders, by wire transfer of immediately available funds to an account designated in writing by the Stockholders, an amount equal to the Two-Year Payment Deficiency, and (ii) if the amount of the Two-Year Payment shall be less than the amount of the Estimated Two-Year Payment (the amount of any such deficiency being referred to herein as the "Two-Year Payment Surplus"), the Stockholders shall pay to UAG, by wire transfer of immediately available funds to an account designated in writing by UAG, an amount equal to the Two-Year Payment Surplus.


                                      ARTICLE 2

                            REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE STOCKHOLDERS

              The Company and the Stockholders hereby jointly and severally represent and warrant to UAG as follows:

         2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each state and juris-diction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Company would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect (as defined in SECTION 10.11 hereof). SCHEDULE 2.1 hereto lists (i) the states and other jurisdictions where the Company is so qualified and (ii) the assumed names under which the Company conducts business. The Company has previously delivered to UAG complete and correct copies of its charter and by-laws (including comparable governing instruments with different names), as amended and presently in effect.

         2.2 SUBSIDIARIES. The Company does not have any interest or investment in any person (as defined in SECTION 10.11 hereof).

         2.3 CAPITALIZATION. The authorized stock of the Company and the number of shares of capital stock which are issued and outstanding are set forth on SCHEDULE 2.3 hereto. The shares listed on SCHEDULE 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Company and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, or (ii) obligates the Company to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on SCHEDULE 2.3 hereto. The Company has not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

         2.4 AUTHORITY; APPROVALS AND CONSENTS. The Company has the corporate power and authority to enter into this Agreement and the Documents (as defined in SECTION 10.11 hereof) to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute a valid and binding obligation of, the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance by the Company and each Stockholder of this Agreement and the Documents to which it or he is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                   (i) contravene any provisions of the Certificate of Incorporation or By-Laws (including any comparable governing instrument with a different name) of any Company;

                   (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in SECTION 2.15 hereof) or, except as set forth on SCHEDULE 2.4 hereto, require any consent or waiver of any party to any Company Agreement;

                   (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company (other than the rights of UAG to acquire the Shares pursuant to this Agreement);

                   (iv) violate or conflict with any Legal Requirements (as defined in SECTION 2.9 hereof) applicable to the Company or any of their respective businesses or properties; or

                   (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act (as defined in SECTION 5.3 hereof) and the Arkansas Securities Act.

Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by the Company to enable the Company to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

         2.5 FINANCIAL STATEMENTS. Except as otherwise indicated below, attached as SCHEDULE 2.5 are true and complete copies of:

                   (i) (A) the audited consolidated balance sheet of the Company as of December 31, 1994 (the "Company Balance Sheet"), and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case examined by and accompanied by the report of O'Conner & Drew, independent certified public accountants, and (B) the consolidated balance sheet of the Company as of December 31, 1993, and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1993, together with the notes thereto, in each case prepared in accordance with the agreed upon procedures set forth in the letter dated January 18, 1995, from O'Conner & Drew to the Company and examined by and accompanied by the report of O'Conner & Drew; and

                   (ii) the most recent monthly and year-to-date financial statements provided to each franchisor of the Company (each, a "Company Factory Statement" and, collectively, the "Company Factory Statements");

(all the foregoing financial statements (except for the financial statements referred to in clause (ii) above), including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Company, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in financial position of the Company as of the dates and for the periods indicated, in the case of the financial statements referred to in clause (i) above in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of the Company are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Company consistent with prior practices of the Company.

         2.6 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in SECTION 2.18 AND 2.19 hereof or liabilities for Taxes (as defined in SECTION 2.8 hereof), except for (i) liabilities reflected or reserved against the most recent Company Financial Statement, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on SCHEDULE 2.6 hereto. The Company is not a party to any Company Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement, which has, or can reasonably be expected to have, a Material Adverse Effect.

         2.7  ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

              (a) Since December 31, 1993, the Company has operated in the ordinary course of business consistent with past practice, except as set forth on SCHEDULE 2.7(a) hereto, and there has not been:

                   (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company, and no factor, event, condition, circumstance or prospective development exists which threatens or may threaten to have a Material Adverse Effect;

                   (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Company, whether or not covered by insurance;

                   (iii) any change in any method of accounting or accounting practice of the Company; or

                   (iv) any loss of the employment, services or benefits of any key employee of the Company.

              (b) Since December 31, 1993, except as set forth in SCHEDULE 2.7(b) hereto, the Company has not:

                      (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

                     (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

                    (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics' liens and liens for taxes not yet due and payable;

                     (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

                      (v)  defaulted on any material obligation;

                     (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

                    (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements;

                   (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

                     (ix) made any individual capital expenditure in excess of $75,000, or aggregate capital expenditures in excess of $200,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

                      (x) discontinued any franchise or the sale of any products or product line or program;

                     (xi) incurred any obligation or liability for the payment of severance benefits; or

                    (xii) entered into any agreement or made any commitment to do any of the foregoing.

         2.8 TAXES. The Company and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Company or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all tax returns for the fiscal years ended since December 31, 1986 have been furnished to UAG or its representatives and such copies are accurate and complete as of the date hereof. The Company has also furnished to UAG correct and complete copies of all notices and correspondence sent or received since December 31, 1986 by the Company to or from any federal, state or local tax authorities. The Company has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Company makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by the Company. Except to the extent reserves therefor are reflected on the Company Balance Sheet, the Company is not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the Closing Date. Except as set forth on
SCHEDULE 2.8 hereto, the Company has not been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any subsequent year. With respect to the audits referred to on SCHEDULE 2.8 hereto, no such audit has resulted in an adjustment in excess of $50,000. Neither the Company nor any Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Company. The Stockholders will cooperate, and will cause their Affiliates to cooperate, with the Company in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company may be liable or with respect to which the Company may be entitled to a refund.

         2.9  LEGAL MATTERS.

              (a) Except as set forth on SCHEDULE 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the knowledge of the Company or any Stockholder, threatened against or affecting, the Company, any of its officers, directors, employees, agents or Affiliates involving, affecting or relating to any assets, properties or operations of the Company, any ERISA Plan (as defined in SECTION 2.18(a) hereof) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to any Stockholder, the Company or any of its directors, officers, employees or agents for any such Claims, and (ii) the Company is not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. SCHEDULE 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

              (b) The businesses of the Company are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Company or any of its respective businesses or properties, except where the failure to be in such compliance could not have a Material Adverse Effect. The Company holds, and is in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements and where the failure to hold or be in compliance with such Permits could have a Material Adverse Effect. A list of all such Permits is set forth on SCHEDULE 2.9(b) hereto.

              (c) The Company owns or holds all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

         2.10 PROPERTY. The properties and assets owned by or leased to the Company are adequate for the conduct of the respective businesses of the Company as presently conducted. Set forth on SCHEDULE 2.10 hereto is a list of all interests in real property owned by or leased to the Company (including all interests in real property owned or leased by any Stockholder used in the businesses of the Company) and of all options or other contracts to acquire any such interest (collectively, the "Real Property"). All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Company are in good operating condition and in good repair, ordinary wear and tear excepted. Such tangible properties and all Improvements owned or leased by the Company conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others.

         2.11 ENVIRONMENTAL MATTERS.

              (a) Except as set forth on SCHEDULE 2.11(a) hereto, (i) the Company, the Real Property, the Improvements and any property formerly owned, occupied or leased as part of the business of the Company are in full compliance with all Environmental Laws (as defined below), (ii) the Company has obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Company is in full compliance with all terms and conditions of such Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/or operation of the Company or the Real Property and Improvements of the Company.

              As used in this SECTION 2.11, "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 et seq.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 et seq.) ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. ("HMTA"), the Arkansas Remedial Action Trust Fund Act ("RATFA"), Ark. Code Ann. Sections 8-7-501 et seq., the Arkansas Emergency Response Fund Act ("ERFA"), Ark. Code Ann. Sections 8-7-408 et seq., the Asbestos Law, Ark. Code Ann. Sections 20-27-1003 et seq., the Lead Law, Ark. Code Ann. Sections 20-27-601 et seq., the Storage Tank Law, Ark. Code Ann. Sections 8-7-802 et seq., and in the regulations promulgated pursuant to such laws, all as amended,

(ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos,
(C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) flammable explosives, (F) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

              (b) The Company and the Stockholders have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the Real Property, the Improvements, any property formerly owned, occupied or leased as part of the business of the Company, or the Company which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. The Company has no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

              (c) Except as set forth on SCHEDULE 2.11(c) hereto, (i) neither the Company, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased as part of the business of the Company, nor, to the knowledge of the Stockholders, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site, (ii) none of the Real Property or portion thereof, the Improvements or any property formerly owned, occupied or leased as part of the business of the Company has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased as part of the business of the Company, or any site or location where the Company sent waste of any kind, is identified on the current or proposed
(A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or
(C) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

              (d) Except as set forth on SCHEDULE 2.11(d) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos, asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased as part of the business of the Company in connection with any actual or alleged liability under any Environmental Law.

              (e) Except as set forth on SCHEDULE 2.11(e) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Company, the Real Property, the Improvements, any property formerly owned, leased or occupied as part of the business of the Company, any offsite contamination affecting the business of the Company or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally-related claim, (iii) the Company has not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Company has not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to knowledge of the Stockholders, the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company, received such notice, claim, demand, suit or request for information.

              (f) The Stockholders or the Company have provided to UAG all environmental studies and reports pertaining to the Real Property, the Improvements, the Company and any property formerly owned, occupied or leased as part of the businesses of the Company, and has permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, any property formerly owned, occupied or leased as part of the businesses of the Company by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

         2.12 INVENTORIES. The values at which inventories are carried on the Company Balance Sheet and Company Factory Statement of the Company reflect the normal inventory valuation policies of the Company, and, in the case of the Company Balance Sheet, such values are in conformity with GAAP consistently applied. All inventories reflected on the Company Balance Sheet and Company Factory Statement of the Company or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is set forth on the Company Balance Sheet), except for spare parts inventory which inventory is good and usable.

         2.13 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Company Balance Sheet and Company Factory Statement of the Company or arising since the date thereof (subject to the reserve for bad debts reflected on such Company Balance Sheet and Company Factory Statement) are good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, within 90 days of the Closing Date, and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of the Company.

         2.14 INSURANCE. All properties and assets of the Company which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Company are or have been engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on SCHEDULE 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Company previously has furnished to UAG true and complete copies of all such policies. All such policies are in full force and effect, underwritten by financially sound and reputable insurers, sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement and the Documents. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company.

         2.15 CONTRACTS; ETC. As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on SCHEDULE
2.10 hereto) to which the Company is a party or by which the Company or any of their respective properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on
SCHEDULE 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Companies. True and complete copies of all written Company Agreements referred to on SCHEDULE 2.15 and SCHEDULE 2.10 hereto have heretofore been delivered or made available to UAG, and the Company has provided UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. The Company is not, nor, to the knowledge of the Company and the Stockholders, any other party thereto, is in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Company in any such case where such breach, default or other event would have, or could reasonably be expected to have, a Material Adverse Effect. There are no material unresolved disputes involving any Company under the Company Agreement.

         2.16 LABOR RELATIONS.

              (a) The Company has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

              (b) Except as set forth on SCHEDULE 2.16(b) hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Stockholders, any Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to UAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement, and there are no grievances outstanding thereunder.

              (c) Except as set forth in SCHEDULE 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholders' or the Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company, (iv) there are no charges with respect to or relating to any Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

              (d) The Company has never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101-2109, and the regulations promulgated therein.

         2.17 EMPLOYEE BENEFIT PLANS.

              (a) Set forth on SCHEDULE 2.17(a) hereto is a true and complete list of:

                   (i)  each employee pension benefit plan, as defined in
         Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company is required to make contributions ("Pension Benefit Plan"); and

                   (ii)  each employee welfare benefit plan, as defined in
         Section 3(1) of ERISA, maintained by the Company or to which the Company is required to make contributions ("Welfare Benefit Plan").

True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to UAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

              (b)  With respect to the ERISA Plans:

                     (i) there is no ERISA Plan which is a "multi-employer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan") other than those listed as such on SCHEDULE 2.17(b);

                    (ii) no event has occurred or (to the knowledge of the Company or any Stockholder) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

                   (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5S00-R) and predecessors thereof; and

                    (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

              (c)  Each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

                     (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

               (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

              (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of the Company or any Stockholder) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

         (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of SECTION 2.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the
Code:

                (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

               (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

              (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Company or any Stockholder) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

               (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

                (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by any Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

         (e) With respect to each Pension Benefit Plan, SCHEDULE 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

         (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans is not expected to exceed approximately $250,000 for the current fiscal year. To the extent required in accordance with GAAP, the Company Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Company Balance Sheet.

         (g) With respect to any Multiemployer Plan (1) the Company has not, since December 31, 1986, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and S205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1994; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

         (h)  With respect to the Welfare Benefit Plans:

                (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

               (ii)     No claims for benefits are in dispute or litigation.

    2.18 OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

         (a) Set forth on SCHEDULE 2.18(a) hereto is a true and complete list of:

                (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan, whether written or oral, which any Company maintains or is required to make contributions to;

               (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director, employee or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

              (iii) each employee of the Company whose aggregate compensation for the fiscal year ended December 31, 1993 exceeded $50,000. True and complete copies of all of the written plans, arrangements and agreements referred to on SCHEDULE 2.18(a) ("Compensation Commitments") have been provided to UAG together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

         (b)  Each Compensation Commitment:

                (i) since its inception, has been operated in all material respects in accordance with its terms;

               (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of any Company or any Stockholder) no such action is contemplated or under consideration;

              (iii) has no liability for any federal, state, local or foreign Taxes;

               (iv)     has no claims subject to dispute or litigation;

                (v) has met all applicable requirements, if any, of the Code; and

               (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

    2.19 TRANSACTIONS WITH INSIDERS. Set forth on SCHEDULE 2.19 hereto is a complete and accurate description of all material transactions between the Company or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1987. For purposes of this Agreement:

                (i) the term "Insider" shall mean the Stockholders, any director, officer, key employee of the Company, and any Affiliate, Associate or Relative of any of the foregoing persons;

               (ii) the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 10% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

              (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

    2.20 PROPRIETY OF PAST PAYMENTS.   Except as set forth in SCHEDULE 2.20
hereto, no funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Company of, or alleged to be of, the type described in this SECTION 2.20.

    2.21 INTEREST IN COMPETITORS. Neither the Company nor any Stockholder, nor any of their officers, directors or key employees or Affiliates, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded person, so long as such holder has no other connection or relationship with such person) or otherwise, directly or indirectly, in any person other than the Company that provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company.

    2.22 BROKERS. Except for Geneva Capital Markets, Inc. and John Dorey, neither the Company, nor any director, officer or employee thereof, nor any Stockholder or any representative of any Stockholder, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

    2.23 ACCOUNTS. SCHEDULE 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Company and the name of each person with any power or authority to act with respect thereto.

    2.24 NET WORTH OF THE COMPANIES. The Net Worth of the Company, as determined in accordance with the Accounting Principles, will exceed $8,000,000 on the Closing Date.

    2.25 DISCLOSURE. Neither the Company nor any Stockholder has made any material misrepresentation to UAG relating to this Agreement or the Shares and neither the Company nor any Stockholder has omitted to state to UAG any material fact relating to this Agreement or the Shares which is necessary in order to make the information given by or on behalf of the Company or any Stockholder to UAG or their representatives at or prior to Closing not misleading or which if disclosed would reasonably affect the decision of a person considering an acquisition of the Shares. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement.


                                      ARTICLE 3

                            REPRESENTATIONS AND WARRANTIES
                                 OF THE STOCKHOLDERS

         Each Stockholder hereby jointly and severally further represents and warrants to UAG as follows:

    3.1 OWNERSHIP OF SHARES; TITLE. Each Stockholder is the owner of record and beneficially of the Shares set forth on SCHEDULE 3.1 hereto and has, and shall transfer to UAG at the Closing, good and marketable title to the Shares owned by him, free and clear of any and all Security Interests, proxies and voting or other agreements except as contemplated by the Shareholders Agreement and restrictions on transfer imposed by applicable securities laws.

    3.2 AUTHORITY. Each Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Documents to which he is a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares to UAG as contemplated by this Agreement). This Agreement has been duly executed and delivered by each Stockholder and constitutes, and the Documents when executed and delivered by each Stockholder will constitute, a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms. The execution, delivery and performance of this Agreement and the Documents by each Stockholder and the consummation of the transactions contemplated hereby and thereby do not and will not:

                (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which each Stockholder is a party to or which each Stockholder or any of such Stockholder's property is subject;

               (ii) violate or conflict with any Legal Requirements applicable to each Stockholder or any of such Stockholder's businesses or properties; or

              (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.


                                      ARTICLE 4

                            REPRESENTATIONS AND WARRANTIES
                                        OF UAG

         UAG hereby represents and warrants to the Company and the Stockholders as follows:

    4.1 ORGANIZATION AND GOOD STANDING. UAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. UAG is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the UAG Subsidiaries (as defined below) would not, or could not reasonably be expected to, in the aggregate have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. SCHEDULE 4.1 hereto lists (i) the states and other jurisdictions where UAG is so qualified and (ii) the assumed names under which UAG conducts business. UAG has previously delivered to Landers Auto complete and correct copies of its charter and by-laws (including comparable governing instruments with different names), as amended and presently in effect.

    4.2 SUBSIDIARIES. Set forth on SCHEDULE 4.2 hereto is a true and complete list of all UAG Subsidiaries (as defined below) stating, with respect to each UAG Subsidiary, its jurisdiction of incorporation, capitalization, equity ownership and jurisdictions in which it is qualified to do business. As used in this Agreement, the term "UAG Subsidiary" shall mean any corporation or other entity in which UAG, directly or indirectly, owns beneficially securities representing 50% or more of (i) the aggregate equity or profit interests or (ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise. Each of the UAG Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the UAG Subsidiaries would not, or could not reasonably be expected to, in the aggregate have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the UAG Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law, and, except as set forth on SCHEDULE
4.2 hereto, are owned by UAG or a wholly owned UAG Subsidiary of record and beneficially free and clear of any Security Interest. Except as set forth on
SCHEDULE 4.2 hereto, UAG does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other person, nor has any right, agreement or commitment to purchase any such interest. UAG has previously delivered to Landers Auto complete and correct copies of the charter and by-laws (including comparable governing instruments with different names) of each of the UAG Subsidiaries, as amended and presently in effect.

    4.3 CAPITALIZATION. The authorized stock of UAG and the number of shares of capital stock which are issued and outstanding are set forth on SCHEDULE 4.3 hereto. The shares listed on SCHEDULE 4.3 hereto constitute all the issued and outstanding shares of capital stock of UAG and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly
(i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of UAG or any securities convertible into, or other rights to acquire, any shares of capital stock of UAG, or (ii) obligates UAG to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on
SCHEDULE 4.3 hereto.

    4.4 AUTHORITY; APPROVALS AND CONSENTS. UAG has the corporate power and authority to enter into this Agreement and the Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of UAG and no other corporate proceedings on the part of UAG are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute a valid and binding obligation of, UAG, enforceable against UAG in accordance with their respective terms. Except as set forth on SCHEDULE 4.4 hereto, the execution, delivery and performance by UAG of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

                (i) contravene any provisions of the Certificate of Incorporation or By-Laws (including any comparable governing instrument with a different name) of UAG;

               (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined below) or require any consent or waiver of any party to any UAG Agreement;

              (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of any UAG or any UAG Subsidiary;

               (iv) violate or conflict with any Legal Requirements applicable to UAG or any UAG Subsidiary or any of their respective businesses or properties; or

                (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by UAG to enable UAG to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

    4.5 FINANCIAL STATEMENTS. Attached as SCHEDULE 4.5 are true and complete copies of the consolidated balance sheet of UAG and its consolidated UAG Subsidiaries as of December 31 in each of the years 1993 and 1994 (such balance sheet as of December 31, 1994 being referred to herein as the "UAG Balance Sheet"), and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on such dates, together with the notes thereto, in each case examined by and accompanied by the report of Coopers & Lybrand, independent certified public accountants (all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "UAG Financial Statements"). The UAG Financial Statements are in accordance with the books and records of UAG and the UAG Subsidiaries, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in financial position of UAG and the UAG Subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by UAG and the UAG Subsidiaries for federal income tax purposes, and the unaudited financial statements included in the UAG Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the UAG Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the UAG Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of UAG and the UAG Subsidiaries are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of UAG and the UAG Subsidiaries consistent with prior practices of UAG and the UAG Subsidiaries.

    4.6  ABSENCE OF UNDISCLOSED LIABILITIES.  Neither UAG nor any UAG
Subsidiary has any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in SECTION 4.17 AND 4.18 hereof or liabilities for Taxes (as defined in SECTION 4.8 hereof), except for (i) liabilities reflected or reserved against the most recent UAG Financial Statement, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the UAG Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole, and (iii) liabilities disclosed on SCHEDULE 4.6 hereto. Neither UAG nor any UAG Subsidiary is a party to any UAG Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement, which has, or can reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole.

    4.7  ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

         (a) Since December 31, 1993, UAG and each UAG Subsidiary has operated in the ordinary course of business consistent with past practice, except as set forth on SCHEDULE 4.7(a) hereto, and there has not been:

                (i) any material loss, damage, destruction or other casualty to the property or other assets of UAG or any UAG Subsidiary, whether or not covered by insurance;

               (ii) any change in any method of accounting or accounting practice of UAG or any UAG Subsidiary; or

              (iii) any loss of the employment, services or benefits of any key employee of UAG or any UAG Subsidiary.

         (b) Since December 31, 1993, except as set forth in SCHEDULE 4.7(b) hereto, neither UAG nor any UAG Subsidiary has:

                (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

               (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

              (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics' liens and liens for taxes not yet due and payable;

               (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

                (v)     defaulted on any material obligation;

               (vi) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the UAG Financial Statements;

              (vii) discontinued any franchise or the sale of any products or product line or program; or

                  (viii) entered into any agreement or made any commitment to do any of the foregoing that has not been terminated.

    4.8 TAXES. UAG, each UAG Subsidiary and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with UAG or any UAG Subsidiary, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by UAG or any UAG Subsidiary or any such other corporation. Copies of all tax returns for the fiscal years ended since December 31, 1992 have been furnished to the Stockholders or their representatives and such copies are accurate and complete as of the date hereof. UAG has also furnished to the Stockholders correct and complete copies of all notices and correspondence sent or received since December 31, 1992 by UAG or the UAG Subsidiaries to or from any federal, state or local tax authorities. UAG has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the Closing Date for which tax returns have not yet been filed. In the ordinary course, UAG makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by UAG and the UAG Subsidiaries. Except to the extent reserves therefor are reflected on the UAG Balance Sheet or on SCHEDULE 4.8 hereto, neither UAG nor any UAG Subsidiary is liable, or will become liable, for any Taxes for any period ending on, prior to or through the Closing Date. Neither UAG nor any UAG Subsidiary has been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the IRS with respect to any return for any subsequent year. UAG knows of no basis for an assertion of a deficiency for Taxes against UAG or any UAG Subsidiary.


    4.9  LEGAL MATTERS.

         (a) Except as set forth on SCHEDULE 4.9(a) hereto, (i) there are no Claims pending against, or, to the knowledge of UAG or any UAG Subsidiary, threatened against or affecting, UAG, any UAG Subsidiary, any of their respective officers, directors, employees, agents or Affiliates involving, affecting or relating to any assets, properties or operations of UAG or any UAG Subsidiary, any UAG ERISA Plan (as defined below) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to UAG, any UAG Subsidiary or any of their directors, officers, employees or agents for any such Claims, and (ii) neither UAG nor any UAG Subsidiary is subject to any Judgments of any governmental, administrative or judicial authority, domestic or foreign. SCHEDULE 4.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy. As used in this Agreement, the term "UAG ERISA Plans" shall mean the employee pension benefit plans and employee welfare benefit plans set forth on
SCHEDULE 4.17 hereto.

         (b) The businesses of UAG and the UAG Subsidiaries are being conducted in compliance with all Legal Requirements applicable to UAG or any UAG Subsidiary or any of their respective businesses or properties, except where the failure to be in such compliance could not have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. Except as set forth on SCHEDULE 4.9(b) hereto, UAG and the UAG Subsidiaries hold, and are in compliance with, all Permits required by all applicable Legal Requirements and where the failure to hold or be in compliance with such Permits could have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. A list of all such Permits is set forth on SCHEDULE 4.9(b) hereto.

         (c) UAG and each UAG Subsidiary owns or holds all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

    4.10 PROPERTY. The properties and assets owned by or leased to UAG and the UAG Subsidiaries are adequate for the conduct of the respective businesses of UAG and the UAG Subsidiaries as presently conducted. All improvements (the "UAG Improvements") to the real property (the "UAG Real Property") owned by or leased to UAG and each UAG Subsidiary and all machinery, equipment and other tangible property owned or used by or leased to UAG or any UAG Subsidiary are in good operating condition and in good repair, ordinary wear and tear excepted. Such tangible properties and all UAG Improvements owned or leased by UAG or any UAG Subsidiary conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such UAG Improvements do not encroach in any respect on property of others.

    4.11 ENVIRONMENTAL MATTERS.

         (a) Except as set forth on SCHEDULE 4.11(a) hereto, (i) UAG and each UAG Subsidiary, the UAG Real Property, the UAG Improvements and any property formerly owned, occupied or leased as part of the business of UAG or any UAG Subsidiary are in full compliance with all Environmental Laws, (ii) UAG and the UAG Subsidiaries have obtained all UAG Environmental Permits, (iii) such Environmental Permits are in full force and effect, and (iv) UAG and the UAG Subsidiaries are in full compliance with all terms and conditions of such UAG Environmental Permits. As used herein, "UAG Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation of UAG and the UAG Subsidiaries or the UAG Real Property and UAG Improvements. As used in this SECTION 4.11, "Hazardous Materials" shall mean, in addition to those substances set forth in clauses (ii), (iii) and (iv) in the second paragraph of SECTION 2.11(a) hereof, those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, CERCLA, RCRA, OSHA, HMTA, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) ("ISRA"), the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11, et seq.), the Solid Waste Management Act (N.J.S.A. 13:1K-1 et seq.), the New Jersey Underground Storage of Hazardous Substances Act (N.J.S.A. 58:10A-21 et seq.), any article of the Environmental Conservation Law of New York State, including, but not limited to, any Title of E.C.L. Article 27, and in the Connecticut
Hazardous Waste Law (Conn. Gen. Stat. Section 22a-114, et seq.), and in the regulations promulgated pursuant to such laws, all as amended.

         (b) UAG and the UAG Subsidiaries have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the UAG Real Property, the UAG Improvements, any property formerly owned, occupied or leased as part of the business of UAG or any UAG Subsidiary, or UAG or any UAG Subsidiary which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. UAG and the UAG Subsidiaries have no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the UAG Real Property.

         (c) Except as set forth on SCHEDULE 4.11(C) hereto, (i) neither UAG, the UAG Subsidiaries, the UAG Real Property or any portion thereof, the UAG Improvements or any property formerly owned, occupied or leased as part of the business of UAG or any UAG Subsidiary, nor, to the knowledge of UAG, any property adjacent to the UAG Real Property, is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site, (ii) none of the UAG Real Property or portion thereof, the Improvements or any property formerly owned, occupied or leased as part of the business of UAG or any UAG Subsidiary has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) none of the UAG Real Property, the UAG Improvements or any property formerly owned, occupied or leased as part of the business of UAG or any UAG Subsidiary, or any site or location where UAG or any UAG Subsidiary sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B,
(B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA.

         (d) Except as set forth on SCHEDULE 4.11(D) hereto, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos, asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the UAG Real Property, nor have any liens been placed upon any portion of the UAG Real Property, the UAG Improvements or any property formerly owned, occupied or leased as part of the business of UAG or any UAG Subsidiary in connection with any actual or alleged liability under any Environmental Law.

         (e) Except as set forth on SCHEDULE 4.11(E) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving UAG or any UAG Subsidiary, the UAG Real Property, the UAG Improvements, any property formerly owned, leased or occupied as part of the business of UAG or any UAG Subsidiary, any offsite contamination affecting the business of UAG or any UAG Subsidiary or any operations conducted at the UAG Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally-related claim, (iii) neither UAG nor any UAG Subsidiary has submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) neither UAG nor any UAG Subsidiary has received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to knowledge of UAG and the UAG Subsidiaries, has any other entity whose liability therefor, in whole or in part, may be attributed to UAG or any UAG Subsidiary, received such notice, claim, demand, suit or request for information.

         (f) UAG and the UAG Subsidiaries have provided to Landers Auto all environmental studies and reports pertaining to the UAG Real Property, the UAG Improvements, UAG and the UAG Subsidiaries and any property formerly owned, occupied or leased as part of the businesses of UAG or any UAG Subsidiary, and has permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the UAG Real Property, the UAG Improvements, any property formerly owned, occupied or leased as part of the businesses of UAG and the UAG Subsidiaries by Landers Auto or Landers Auto's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

    4.12 INVENTORIES. The values at which inventories are carried on the UAG Balance Sheet reflect the normal inventory valuation policies of UAG, and such values are in conformity with GAAP consistently applied. All inventories reflected on the UAG Balance Sheet or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is set forth on the UAG Balance Sheet), except for spare parts inventory which inventory is good and usable.

    4.13 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the UAG Balance Sheet or arising since the date thereof (subject to the reserve for bad debts reflected on the UAG Balance Sheets) are good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, within 90 days of the Closing Date, and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of UAG and the UAG Subsidiaries.

    4.14 INSURANCE. All properties and assets of UAG and the UAG Subsidiaries which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which UAG and the UAG Subsidiaries are or have been engaged and customary for companies engaged in similar businesses or owning similar assets.

    4.15 CONTRACTS; ETC. As used in this Agreement, the term "UAG Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which UAG or any UAG Subsidiary is a party or by which UAG or any UAG Subsidiary or any of their respective properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on SCHEDULE 4.15 hereto is a complete and accurate list of each UAG Agreement which is material to the businesses, operations, assets, condition (financial or otherwise) or prospects of UAG and the UAG Subsidiaries. Neither UAG nor any UAG Subsidiary nor, to the knowledge of UAG and each UAG Subsidiary, any other party thereto, is in breach of or default under any UAG Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any UAG Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG or any UAG Subsidiary in any such case where such breach, default or other event would have, or could reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. There are no material unresolved disputes involving UAG or any UAG Subsidiary under any UAG Agreement.

    4.16 LABOR RELATIONS.

         (a) UAG and each of the UAG Subsidiaries has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

         (b) Except as set forth in SCHEDULE 4.16(b) hereto, (i) there is no unfair labor practice charge or complaint pending before the NLRB, (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to UAG's or any of the UAG Subsidiaries' knowledge, threatened, against or affecting UAG or any UAG Subsidiary, and neither UAG nor any UAG Subsidiary has experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of UAG or any UAG Subsidiary, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of UAG or any UAG Subsidiary, (iv) there are no charges with respect to or relating to UAG or any UAG Subsidiary pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) neither UAG nor any UAG Subsidiary has received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of UAG or any UAG Subsidiary and no such investigation is in progress and (vi) the consents of the unions that are parties to any UAG Employment and Labor Agreements (as defined below) are not required to complete the transactions contemplated by this Agreement and the Documents. As used in this agreement, the term "UAG Employment and Labor Agreements" shall mean all
(i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) agreements, policies or practices that require UAG or any UAG Subsidiary to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreements or other labor union contracts applicable to persons employed by UAG or any UAG Subsidiary.

         (c) Neither UAG nor any UAG Subsidiary has ever caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101-2109, and the regulations promulgated therein.

    4.17 EMPLOYEE BENEFIT PLANS. Set forth on SCHEDULE 4.17 hereto is a true and complete list of:

              (i) each employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained by UAG or any UAG Subsidiary or to which UAG or any UAG Subsidiary is required to make contributions; and

              (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by UAG or any UAG Subsidiary or to which UAG or any UAG Subsidiary is required to make contributions.

    4.18 OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.  Set forth on
SCHEDULE 4.18 hereto is a true and complete list of:

                (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not a UAG ERISA Plan, whether written or oral, which UAG or any UAG Subsidiary maintains or is required to make contributions to; and

               (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director, employee or consultant of UAG or any UAG Subsidiary pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement) (all of the written plans, arrangements and agreements referred to on SCHEDULE 4.18 are collectively referred to as the "UAG Compensation Commitments").

    4.19 TRANSACTIONS WITH INSIDERS. Set forth on SCHEDULE 4.19 hereto is a complete and accurate description of all material transactions between UAG or any UAG Subsidiary or any UAG ERISA Plan, on the one hand, and any UAG Insider, on the other hand, that have occurred since January 1, 1987. For purposes of this Agreement, the term "UAG Insider" shall mean any director, officer, key employee of UAG or any UAG Subsidiary, and any Affiliate, Associate or Relative of any of the foregoing persons.

    4.20 PROPRIETY OF PAST PAYMENTS.   Except as set forth in SCHEDULE 4.20
hereto, no funds or assets of UAG or any UAG Subsidiary have been used for illegal purposes; no unrecorded funds or assets of UAG or any UAG Subsidiary have been established for any purpose; no accumulation or use of UAG's or any UAG Subsidiary's corporate funds or assets has been made without being properly accounted for in the respective books and records of UAG or any UAG Subsidiary; all payments by or on behalf of UAG and the UAG Subsidiaries have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of UAG or any UAG Subsidiary for any reason; no payment has been made by or on behalf of UAG or any UAG Subsidiary with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and neither UAG nor any UAG Subsidiary has made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by UAG or any UAG Subsidiary of, or alleged to be of, the type described in this SECTION 4.20.

    4.21 BROKERS. Neither UAG nor any UAG Subsidiary, nor any director, officer or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

    4.22 ACQUISITION OF THE SHARES FOR INVESTMENT. UAG is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares.

    4.23 DISCLOSURE. Neither UAG nor any UAG Subsidiary has made any material misrepresentation to the Companies or the Stockholders relating to this Agreement and neither UAG nor any UAG Subsidiary has omitted to state to the Companies or the Stockholders any material fact relating to this Agreement which is necessary in order to make the information given by or on behalf of UAG or any UAG Subsidiary to the Companies or the Stockholders or their representatives at or prior to Closing not misleading. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole, which has not been disclosed in the UAG Financial Statements, the UAG Balance Sheet, or the Schedules to this Agreement.

                                      ARTICLE 5

                         COVENANTS AND ADDITIONAL AGREEMENTS

    5.1  ACCESS; CONFIDENTIALITY.  Between the date hereof and the Closing
Date, the Stockholders and the Company will (i) provide to the officers and other authorized representatives of UAG full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Company and will cause their officers to furnish to UAG and its authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company, and (ii) make available for inspection and copying by UAG true and complete copies of any documents relating to the foregoing. UAG will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG. If this Agreement is terminated, UAG will promptly return to the Company, upon the reasonable request of such Company, all Confidential Information furnished by the Company and held by UAG, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning the Company obtained by UAG from the Company in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company or
(z) which is or becomes known to the public, other than through a breach by UAG of this Agreement.

    5.2 FURNISHING INFORMATION; ANNOUNCEMENTS. The Stockholders and the Company, on the one hand, and UAG, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholders and the Company or UAG, respectively, required for inclusion in any statement or application made by UAG or the Company to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholders nor the Company, on the one hand, or UAG, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law.

    5.3 ANTITRUST IMPROVEMENTS ACT COMPLIANCE. UAG and the Stockholders and the Company, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by their respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; PROVIDED, HOWEVER, that if UAG or the Stockholders shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or his best interests, UAG or the Stockholders, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in SECTION 8.2 hereof.

    5.4  CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) From and after the date of this Agreement and until the Closing Date, the Company shall, and the Stockholders shall cause the Company to, conduct its businesses solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, neither the Stockholders nor the Company will, except as required or permitted pursuant to the terms hereof, permit the Company to:

                (i) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

               (ii) make any change in its Certificate of Incorporation or By-laws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

              (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Company, or (C) issue any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any security convertible into or exchangeable for such debt securities;

               (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in SCHEDULE 2.16 hereto and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

                (v) subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

               (vi) (A) declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock which would result in the Net Worth of the Company to decrease below $8,000,000 (provided, however, that if the Stockholders pay any such dividend or other such distribution that has the effect of reducing the Net Worth of the Company on the Closing Date below $8,000,000, then, in addition to any other rights the Company has under this Agreement (including Section 1.2 and Article 9 hereof), the Stockholders shall contribute to the Company, within thirty (30) days of the Closing Date, an amount equal to $8,000,000 less the Net Worth of the Company on the Closing Date as set forth on the Estimated Closing Date Balance Sheet), or (B) declare, set aside or pay any such dividend or other such distribution from the consolidated net earnings of the Company for the period commencing immediately after the date of the Closing Date Balance Sheet and ending on the Closing Date, or (C) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

              (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of
    business consistent with past practices;

               (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

               (ix) make or commit to make any individual material capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $150,000;

               (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

               (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person, other than in the ordinary course of business consistent with past practice;

               (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

               (xiii) make any loan, advance or capital contribution to or investment in any person;

               (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;


               (xv) settle, release or forgive any material claim or litigation or waive any material right;

               (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

               (xvii) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct; or

               (xviii) commit itself to do any of the foregoing.

         (b) From and after the date hereof and until the Closing Date, the Stockholders and the Company will cause the Company to use their reasonable best efforts to:

               (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for their current use;

               (ii) comply with all applicable Environmental Laws, and, in the event it shall receive notice that there exists a violation of any Environmental Law with respect to its operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws;

               (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

               (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

               (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

               (vi) continue to conduct their business in the ordinary course consistent with past practices.

    5.5  CONTRIBUTION OR LOAN; NO INTERCOMPANY PAYABLES OR
RECEIVABLES.

         (a) Prior to the Closing Date, the Stockholders will contribute or loan an aggregate of $1,947,000 to the Company (the "Landers Payable").

         (b) At the Closing, except for the Landers Payable, there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholders and their Affiliates (other than the Company), on the one hand, and the Company, on the other hand.

    5.6 NEGOTIATIONS. Until the earlier of 180 days from the date hereof and the termination of this Agreement pursuant to clause (ii) of SECTION 8.1 hereof, no Stockholder, nor the Company, nor their officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholders, the Company or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than UAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Company. The Stockholders shall promptly communicate to UAG any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which any Stockholder may receive or of which any Stockholder may become aware.

    5.7 CONSENTS; COOPERATION. Subject to the terms and conditions hereof, the Stockholders and the Company and UAG will use their respective best efforts at their own expense:

                (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for (A) the consummation of the transactions contemplated by this Agreement, (B) the ownership or leasing and operating after the Closing by the Company of all its material properties and (C) the conduct after the Closing by the Company of its businesses as conducted by it on the date hereof;

               (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

To the extent permitted by law, UAG, on the one hand, and the Stockholders and the Company, on the other hand, will supply each other with copies of all correspondence, filings or written communications between UAG, any Stockholder, the Company or their respective representatives and any governmental authority or third party from whom consent is required to consummate the transactions contemplated by this Agreement or members of their respective staffs with respect to this Agreement and the transactions contemplated hereby.

    5.8 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company shall take all such necessary action.

    5.9 INTERIM FINANCIAL STATEMENTS. Within thirty (30) days after the end of each calendar month after the date of this Agreement, the Company will deliver to UAG unaudited consolidated balance sheets of the Company, and UAG will deliver to the Stockholders unaudited consolidated balance sheets of UAG, in each case as at the end of such calendar month and at the end of the corresponding calendar month of the preceding fiscal year, together with the related unaudited consolidated statements of income and cash flow for the fiscal months then ended. All such financial statements shall fairly present the financial position, results of operations and cash flow of the Company and UAG, as applicable, as at the date or for the periods indicated. All unaudited financial statements delivered pursuant to this SECTION 5.9 shall be prepared on a basis consistent with the Company Financial Statements and the UAG Financial Statements, as applicable.

    5.10 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation and warranty of such party contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing,
(ii) the occurrence of any event which could result in the failure to satisfy a condition specified in ARTICLE 6 or ARTICLE 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholders and the Company, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement. Each party hereto will (x) promptly advise the other party hereto of any event that has, or could in the future have, a Material Adverse Effect or material adverse effect on UAG and the UAG Subsidiaries, taken as a whole, as applicable, (y) confer on a regular and frequent basis with one or more designated representatives of the other party to report operational matters and to report the general status of ongoing operations, and (z) notify the other party of any emergency or other change in the normal course of business or in the operation of the properties of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of the Company or UAG, as applicable, and will keep the other party fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. Each Stockholder shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by such Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to the Shares) or the occurrence of any other event of which such Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

    5.11 ADDITIONAL CAPITAL CONTRIBUTIONS.

         (a) On the Closing Date, UAG shall make a capital contribution to the Company in an aggregate amount equal to $1,947,000, which amount shall be used to fund the repayment in full of the Landers Payable.

         (b) After the Closing, in order to fund the acquisition of dealerships as mutually agreed upon by UAG and the Stockholders, UAG agrees to make equity capital contributions in cash to the Company in an aggregate amount of up to $5,000,000 (less any amount contributed by UAG or expended by the Company in connection with the acquisition of the Spivey Interest contemplated by SECTION
5.12 hereof) at such times and in such amounts as UAG and the Stockholders shall mutually determine.

    5.12 PURCHASE OF CHEVROLET DEALERSHIP. In the event that Steve Landers or John Landers (or an Affiliate thereof) acquire an interest in Spivey Chevrolet, Inc., whether through the purchase of assets, capital stock or otherwise (the "Spivey Interest"), the Company shall own, directly or indirectly, 100% of the Spivey Interest immediately following such acquisition. In the event that the transactions contemplated by this Agreement are consummated, then Landers Chevrolet shall be deemed to be a

"Company" for all purposes under this Agreement (except ARTICLE 1 and SECTION
2.24 hereof).

    5.13 OBSERVER RIGHTS. After the Closing Date and for so long as the Stockholders own in the aggregate at least 15% of the outstanding shares of capital stock of the Company or 5% of the outstanding shares of capital stock of UAG (the "Observance Period"), either John Landers or Steve Landers, as they shall to determine (the "Observer"), shall be permitted to attend and observe, and participate in all discussions at, all meetings of UAG's Board of Directors, provided that the Observer shall not have the right to vote on any matter presented to, or hold an office or other position on, UAG's Board of Directors, and provided further that the Stockholders shall keep the information and subject matters discussed at such meetings (whether written or oral) confidential. During the Observance Period, UAG shall provide the Observer with written or oral notice of each meeting of UAG's Board of Directors at the same time and in the same manner as the members of UAG's Board of Directors receive notice of such meetings. Notwithstanding anything contained in this SECTION 5.13, the Observer's right to attend meetings of UAG's Board of Directors and to receive information shall be subject to the right of UAG to exclude the Observer from any meeting (or any portion thereof) of UAG's Board of Directors, or otherwise preclude the Observer from receiving any information, relating to the Stockholders or their Affiliates. The Observer shall be reimbursed by the Company for his reasonable expenses in attending meetings of UAG's Board of Directors pursuant to this SECTION 5.13.

    5.14 RELEASE OF GUARANTEES. UAG shall use its best efforts to cause the Stockholders to be released from all personal liability relating to the personal guarantees of the Stockholders set forth on SCHEDULE 5.14 hereto.

    5.15 KEY MAN LIFE INSURANCE. The Company, Steve Landers and John Landers shall each use its best efforts to obtain key man life insurance on the life of each of Steve Landers and John Landers in the amount of $5,000,000 each (or such lesser amounts as UAG may determine), on terms satisfactory to UAG.

    5.16 ASSURANCE BY THE STOCKHOLDERS. The Stockholders shall cause each Company to comply with their respective covenants set forth in this Agreement.

                                      ARTICLE 6

                            CONDITIONS TO THE OBLIGATIONS
                             OF UAG TO EFFECT THE CLOSING

         The obligations of UAG required to be performed by it at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG as provided herein except as otherwise required by applicable law:

    6.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS. Each of the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct as of the Closing. Each of the obligations of the Company and the Stockholders required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all respects as of the Closing. At the Closing, UAG shall have received a certificate, dated the Closing Date and duly executed by Steve Landers or John Landers and the chief financial officer of each Company, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

    6.2 AUTHORIZATION; CONSENTS. (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Company. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

    6.3 OPINIONS OF THE COMPANY'S AND THE STOCKHOLDERS' COUNSEL. UAG shall have been furnished with the opinion of Davidson, Horne & Hollingsworth, counsel for the Company and the Stockholders, dated the Closing Date, in form and substance satisfactory to UAG and its counsel, which opinion shall have been rendered with respect to those matters contained in SECTIONS

2.1, 2.2, 2.3, 2.4, 2.9, 3.1 AND 3.2 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to Arkansas and federal laws and the General Corporation Law of the State of Delaware.

    6.4 ABSENCE OF LITIGATION. No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

    6.5 NO MATERIAL ADVERSE EFFECT. During the period from December 31, 1993 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company.

    6.6 WORKING CAPITAL REQUIREMENTS. On the Closing Date, the Stockholders shall deliver to UAG a consolidated balance sheet of the Company dated as of the last day of the month immediately preceding the Closing Date (or such later date as is practicable), in each case prepared in accordance with the Accounting Principles (the "Estimated Closing Date Balance Sheet"). The Estimated Closing Date Balance Sheet shall show as of the date thereof, after taking into account the transactions contemplated by SECTION 5.5 hereof and the payment of any of the Stockholders' fees, costs and expenses by the Company incurred in connection with this Agreement, consolidated net working capital of not less than such amount as shall be agreed upon by UAG and the Stockholders prior to the Closing Date (the "Minimum Working Capital Amount") and set forth on SCHEDULE 6.6 hereto. If the consolidated net working capital of the Company on the Closing Date (the "Actual Working Capital Amount") is less than the

Minimum Working Capital Amount and UAG waives satisfaction of the condition to Closing set forth in the second sentence of this SECTION 6.6, within thirty (30) days of the Closing Date, UAG, at its sole option, can require the Stockholders to loan to the Company an amount up to an amount equal to the Minimum Working Capital Amount less the Actual Working Capital Amount. In the event UAG elects to exercise the foregoing option, in consideration therefor, the Company will issue the Working Capital Note to the Stockholders on the date such loan is made to the Company.

    6.7 COMPLETION OF DUE DILIGENCE. UAG shall have completed their due diligence examination of the Company and the results of such examination, including any Phase I or Phase II environmental audits of the Company, shall be satisfactory to UAG.

    6.8 EMPLOYMENT AGREEMENTS. The Company and Steve Landers, John Landers and Dwight Everett shall have entered into the Steve Landers Employment Agreement, the John Landers Employment Agreement and the Everett Employment Agreement, respectively.

    6.9  LEASES.  The Stockholders and UAG shall have entered into the Leases.

    6.10 SHAREHOLDERS AGREEMENT. UAG, Landers Auto, Steve Landers and John Landers shall have entered into the Shareholders Agreement.

    6.11 REGISTRATION RIGHTS AGREEMENT. Steve Landers and John Landers shall have become a party to the Registration Rights Agreement.

    6.12 BOARD APPROVAL. The Board of Directors of UAG shall have approved the consummation of all of the transactions contemplated by this Agreement and the Documents.

    6.13 CERTIFICATES. The Stockholders and the Company shall have furnished UAG with such certificates of its officers and others as UAG may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 6.

    6.14 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholders and the Company under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholders and the Company in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG.

                                      ARTICLE 7

                           CONDITIONS TO THE OBLIGATIONS OF
                        THE STOCKHOLDERS TO EFFECT THE CLOSING

         The obligations of the Stockholders required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by any Stockholder on behalf of all of the Stockholders as provided herein except as otherwise required by applicable law:

    7.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of UAG contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct as of the Closing. Each of the obligations of UAG required by this Agreement to be performed by it at or prior to the Closing shall have been duly performed and complied with in all respects as of the Closing. At the Closing, the Stockholders shall have received a certificate, dated the Closing Date and duly executed by the chief executive officer and chief financial officer of UAG to the effect that the conditions set forth in the preceding two sentences have been satisfied.

    7.2 AUTHORIZATION OF THE AGREEMENT, CONSENTS. (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing (including any extensions thereof) shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

    7.3 OPINIONS OF UAG'S COUNSEL. The Stockholders shall have been furnished with opinions of Willkie Farr & Gallagher, counsel to UAG, and such other local counsel selected by UAG (and reasonably satisfactory to counsel for the Stockholders), each dated the Closing Date, in form and substance satisfactory to the Stockholders, which opinions, when taken together, shall have been rendered with respect to those matters contained in SECTIONS 4.1, 4.2, 4.3,
4.4 AND 4.9 hereof. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and by government officials, and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to New York and federal laws and the General Corporation Law of the State of Delaware, and in the case of local counsel selected by UAG, to Arkansas law.

    7.4 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

    7.5 EMPLOYMENT AGREEMENT. The Company and Steve Landers and John Landers shall have entered into the Steve Landers Employment Agreement and the John Landers Employment Agreement, respectively.

    7.6  LEASES.  The Stockholders and UAG shall have entered into the Leases.

    7.7 SHAREHOLDERS AGREEMENT. UAG, Landers Auto, Steve Landers and John Landers shall have entered into the Shareholders Agreement.

    7.8 REGISTRATION RIGHTS AGREEMENT. Steve Landers and John Landers shall have become a party to the Registration Rights Agreement.

    7.9 CERTIFICATES. UAG shall have furnished the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this ARTICLE 7 as may be reasonably requested by the Stockholders.

    7.10 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholders.

                                      ARTICLE 8

                                     TERMINATION

    8.1  TERMINATION.  This Agreement may be terminated at any time prior to
Closing:

                (i)     by mutual consent of UAG and the Stockholders;

               (ii) by either UAG or the Stockholders if the Closing shall not have taken place on or prior to August 31, 1995, or such later date as shall have been approved by UAG and the Stockholders (provided that the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

              (iii) by UAG or the Stockholders if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

               (iv) by UAG if any of the conditions specified in ARTICLE 6 hereof have not been met or waived by at such time as such condition is no longer capable of satisfaction (provided UAG is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

                (v) by the Stockholders if any of the conditions specified in ARTICLE 7 hereof have not been met or waived by any Stockholder at such time as such condition is no longer capable of satisfaction (provided that neither any Stockholder nor the Company is otherwise in material breach of his or its representations, warranties covenants or agreements under this Agreement); or

               (vi) by either UAG or the Stockholders if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

If UAG or the Stockholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

    8.2 EFFECT OF TERMINATION. Except (i) for any breach of this Agreement prior to its termination, (ii) for the obligations contained in SECTIONS 5.1 AND
10.2 hereof and (iii) as set forth in SECTION 9.1 hereof, upon the termination of this Agreement pursuant to SECTION 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.


                                      ARTICLE 9

                                   INDEMNIFICATION

    9.1 INDEMNIFICATION BY THE STOCKHOLDERS. Notwithstanding the Closing or the delivery of the Shares, each Stockholder, jointly and severally, indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis UAG, the Company, and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Company after the Closing Date) shall at any time or from time to time suffer any Costs (as defined in SECTION 9.7 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of,
(i) any and all Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of the Company or the conduct of the business of the Company prior to the Closing Date (a "Landers Third Party Claim"). As used herein, "Event of Breach" shall be and mean any one or more of the following:
(i) any untruth or inaccuracy in any representation of the Stockholders or the Company or the breach of any warranty of the Stockholders or the Company contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Stockholders or the Company (or any representative of the Stockholders or the Company) to UAG (or any representative of UAG) and any misrepresentation in or omission from any document furnished to UAG in connection with the Closing, and
(ii) any failure of any Stockholder or the Company duly to perform or observe any term, provision, covenant, agreement or condition on the part of such Stockholder or the Company to be performed or observed.

    9.2 INDEMNIFICATION BY UAG. Notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis the Stockholders, the Company, and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Landers Indemnified Party"), if a Landers Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all UAG Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of UAG or the conduct of the business of UAG prior to the Closing Date (a "UAG Third Party Claim"). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or the breach of any warranty of UAG contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by UAG (or any representative of UAG) to the Stockholders (or any representative of the Stockholders) and any misrepresentation in or omission from any document furnished to the Stockholders in connection with the Closing, and (ii) any failure of UAG duly to perform or observe any term, provision, covenant, agreement or condition on the part of UAG to be performed or observed.

    9.3 PROCEDURES. If (i) any Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that a Stockholder has become obligated to a UAG Indemnified Party pursuant to SECTION 9.1, or if any Third Party Claim is begun, made or instituted as a result of which a Stockholder may become obligated to a UAG Indemnified Party hereunder, or (ii) a UAG Event of Breach occurs or is alleged and a Landers Indemnified Party asserts that UAG has become obligated to a Landers Indemnified Party pursuant to SECTION 9.2, or if any UAG Third Party Claim is begun, made or instituted as a result of which UAG may become obligated to a Landers Indemnified Party hereunder (for purposes of this ARTICLE 9, any UAG Indemnified Party and any Landers Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG and the Stockholders are sometimes referred to as an "Indemnifying Party," and any UAG Third Party Claim and any Landers Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or his obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this ARTICLE 9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at his or its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim (except with the written consent of such Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

    9.4  LIMITATION ON INDEMNIFICATION.

         (a)  INDEMNIFICATION BY THE STOCKHOLDERS.

         (i) A UAG Indemnified Party shall be entitled to indemnification in connection with an Event of Breach only if the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceed the Basket (as defined in SECTION 9.7 hereof); PROVIDED, HOWEVER, that, notwithstanding the Basket, a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in SECTIONS 1.1, 1.2, 2.3, 2.8, 2.11, 3.1, 5.4(A)(II), 5.4(A)(VI),
5.4(B)(III), 5.5 AND 10.2 hereof.

         (ii) The aggregate Costs for which the Stockholders shall be obligated to indemnify the UAG Indemnified Parties shall not exceed $2,000,000 in the case of Costs incurred or sustained by all UAG Indemnified Parties in connection with an Event of Breach; PROVIDED, HOWEVER, a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Sections 1.1, 1.2, 2.3, 2.8, 2.11, 3.1, 5.4(a)(ii), 5.4(a)(vi), 5.4(b)(iii), 5.5 and 10.2 hereof.

         (b)  INDEMNIFICATION BY UAG.

         (i) A Landers Indemnified Party shall be entitled to indemnification in connection with a UAG Event of Breach only if the aggregate Costs incurred or sustained by all Landers Indemnified Parties exceed the Basket; PROVIDED, HOWEVER, that, notwithstanding the Basket, a Landers Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Landers Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in SECTIONS 1.1, 4.3, 4.8, 4.11 AND 10.2 hereof.

         (ii) The aggregate Costs for which UAG shall be obligated to indemnify the Landers Indemnified Parties shall not exceed $2,000,000 in the case of Costs incurred or sustained by all Landers Indemnified Parties in connection with a UAG Event of Breach; PROVIDED, HOWEVER, a Landers Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Landers Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in SECTIONS 1.1, 4.3, 4.8,
4.11 AND 10.2 hereof.

    9.5 OFFSET. In addition to and not in limitation of all rights of offset that an Indemnified Party may have under applicable law, the parties agree that, at any Indemnified Party's option, any or all amounts owing to such Indemnified Party under this ARTICLE 9 or any other provision of this Agreement or any other liability of the other parties (or any Affiliate of the other parties) to such Indemnified Party in connection with any of the Documents, may be recovered by the Indemnified Party by an offset against any or all amounts due to such other parties pursuant to this Agreement or the Documents.

    9.6 REMEDIES. The rights of an Indemnified Party under this ARTICLE 9 are in addition to such other rights and remedies which such Indemnified Party may have under this Agreement, applicable law or otherwise.

    9.7  DEFINITIONS.  For purposes of this ARTICLE 9:

         (a) "Basket" shall mean an amount equal to the Net Worth of the Company as reflected on the Reviewed Balance Sheet less $7,500,000, provided that in no event shall such amount exceed $500,000 for purposes of this ARTICLE
9. For purposes of determining whether the Basket has been exceeded, none of the Stockholders' or UAG's representations and warranties shall be deemed to include any qualifier in respect of a Material Adverse Effect or any other qualifier in respect of materiality.

         (b) "Costs" shall mean all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this
ARTICLE 9, the amount of any Cost arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach and not just that portion of the Cost that exceeds the relevant level of materiality.

    9.8 INDEMNIFYING STOCKHOLDERS. Notwithstanding anything else contained in this ARTICLE 9 to the contrary, for purposes of this ARTICLE 9, all references to the term "Stockholder" or "Stockholders" shall be deemed to refer to Steve Landers and John Landers only, and not Bob Landers, except that the term "Stockholder" or "Stockholders" shall also be deemed to refer to Bob Landers if there is an Event of Breach arising out of any untruth or inaccuracy in, or breach of, a representation or warranty contained in SECTIONS 3.1 AND 3.2 hereof.


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



                                      ARTICLE 10

                                    MISCELLANEOUS

    10.1 SURVIVAL OF PROVISIONS.

         (a) The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to
SECTION 10.1(b) below. In the event of a breach of any such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date.

         (b)  Each of the representations and warranties set forth in ARTICLE
2, ARTICLE 3 and ARTICLE 4 hereof shall be deemed represented and made by the Stockholders and the Company and UAG, as applicable, at the Closing as if made at such time and shall survive (and not be affected in any respect by) the Closing for a period terminating on the later of (i) the date three years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representation or warranty or pursuant to SECTION 9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved, except with respect to the representations and warranties (i) in SECTIONS 2.8 AND 4.6, which shall survive for six years following the due date (including extensions) of the income tax returns of the Companies for the first taxable year (as defined in Section 441(b) of the Code) which will end after the Closing Date, (ii) in SECTIONS 2.11, 2.18 AND 4.13, which shall survive the Closing Date for a period of time equal to any applicable statute of limitations, (iii) in SECTIONS 2.5 AND 4.5, which shall survive until April 1, 1996, and (iv) in SECTION 3.1, which shall survive indefinitely.

    10.2 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the party incurring such fees, costs or expenses; PROVIDED, HOWEVER, that if the Closing does not occur and SECTION 5.6 hereof is breached, then the Stockholders or the Company shall pay to UAG, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by UAG in connection with this Agreement and the transactions contemplated hereby; PROVIDED FURTHER, HOWEVER, that if the Closing does not occur solely as a result of UAG's failure to obtain the consent of the automobile manufacturers contemplated by SECTION 7.2(B) hereof, then UAG shall pay to the Shareholders, within five (5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by the Shareholders in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, any fees, costs and expenses of, or any liabilities or obligations to, Geneva Capital Markets, Inc. and/or John Dorey incurred in connection with this Agreement and the transactions contemplated hereby shall be the sole responsibility of the Stockholders and in no event will such fees, costs and expenses be the responsibility of UAG or, after Closing, the Company.

    10.3 HEADINGS. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    10.4 NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or facsimile transmission or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

         If to the Company before the Closing Date:

         Landers Auto Sales, Inc.
         Congo Exit 118 -- Highway I-30
         Benton, Arkansas 72015
         Facsimile No.: (501) 778-4077
         Attn:  Mr. Steve Landers

         with a copy to:

         Davidson, Horne & Hollingsworth
         401 West Capitol
         Suite 501
         P.O. Box 3363
         Little Rock, Arkansas 72203
         Facsimile No.:  (501) 372-7142
         Attn:  Garland W. Binns, Jr., Esq.

         If to the Company after the Closing Date (in addition to the foregoing addresses):

         United Auto Group, Inc.
         375 Park Avenue
         New York, New York 10022
         Facsimile No.:  (212) 223-5148
         Attn:  George G. Lowrance, Esq.,
                Executive Vice President and
                General Counsel

         with a copy to:

         Willkie Farr & Gallagher
         One Citicorp Center
         153 East 53rd Street
         New York, New York  10022
         Facsimile No.:  (212) 821-8111
         Attn:  Peter A. Appel, Esq.

         If to any Stockholder:

         Mr. Steve Landers
         3316 Highway 5
         Benton, Arkansas  72015
         Facsimile No.:  (501) 778-4077

         with a copy to:

         Davidson, Horne & Hollingsworth
         401 West Capitol
         Suite 501
         P.O. Box 3363
         Little Rock, Arkansas 72203
         Facsimile No.:  (501) 372-7142
         Attn:  Garland W. Binns, Jr., Esq.

         If to UAG:

         United Auto Group, Inc.
         375 Park Avenue
         New York, New York 10022
         Facsimile No.:  (212) 223-5148
         Attn:  George G. Lowrance, Esq.,
                Executive Vice President and
                General Counsel
         with a copy to:

         Willkie Farr & Gallagher
         One Citicorp Center
         153 East 53rd Street
         New York, New York  10022
         Facsimile No.:  (212) 821-8111
         Attn:  Peter A. Appel, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; PROVIDED, HOWEVER, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

    10.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto (and with respect to the Stockholders, the personal representatives and heirs of the Stockholders) and their respective successors and permitted assigns, and the provisions of
ARTICLE 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of UAG, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

    10.6 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

    10.7 WAIVER AND AMENDMENTS. Each of the Stockholders, the Company and UAG may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties,
(ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

    10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

    10.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARKANSAS.

    10.10 ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

    10.11 CERTAIN DEFINITIONS.  For purposes of this Agreement:

         (a) "Affiliate" of a specified person shall mean a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and in the case of a specified person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue.

         (b) "best efforts" shall be deemed to not include any obligation on the part of any person to undertake any liabilities, expend any funds or perform any acts (except liabilities, expenditures or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such person; PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in connection with such obligation or the transactions contemplated hereby.

         (c) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

         (d) "Documents" shall mean the Steve Landers Employment Agreement, the John Landers Employment Agreement, the Shareholders Agreement, the UAG Guaranty, the UAG Note I, the UAG Note II, the Leases and the Registration Rights Agreement.

         (e) "GAAP" shall mean generally accepted accounting principles which, for purposes of Sections 1.3 and 1.4 hereof, are in effect in the United States on the Closing Date.

         (f) "Material Adverse Effect" shall mean any change in, or effect on, the Company (including the business thereof) which is, or might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of such Company.

         (g) "person" shall mean and include an individual, corporation, partnership, joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

    10.12 SCHEDULES. Disclosure of any matter in any Schedule hereto or in the Financial Statements shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement.

    10.13 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

    10.14 REMEDIES. None of the remedies provided for in this Agreement, including termination of this Agreement as set forth in ARTICLE 8, indemnification as set forth in ARTICLE 9, the payment of certain fees, costs and expenses as set forth in SECTION 10.2 or specific performance as set forth in this SECTION 10.14, shall be the exclusive remedy of either party for a breach of this Agreement. The parties hereto shall have the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

    10.15 THE COMPANY. For purposes of this Agreement, any reference to the "Company" as of a date prior to December 22, 1994 (the date on which Landers Oldsmobile-GMC, Inc. and Landers Jeep-Eagle, Inc., previously wholly-owned subsidiaries of the Company, were merged with and into the Company) shall also be deemed to refer to Landers Oldsmobile-GMC, Inc. and Landers Jeep-Eagle, Inc.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


LANDERS AUTO SALES, INC.               UNITED AUTO GROUP, INC.


By: /s/ Steve Landers             By: /s/ Carl Spielvogel
   ---------------------------       --------------------------
Name:  Steve Landers                   Name:  Carl Spielvogel
Title: President                       Title: Chairman and
                                              Chief Executive Officer


THE STOCKHOLDERS:


/s/ Steve Landers
- ------------------------------
Steve Landers


/s/ John Landers
- ------------------------------
John Landers


/s/ Bob Landers
- ------------------------------
Bob Landers